                                                                    EXHIBIT 23.4

                   [LETTERHEAD OF DEGOLYER AND MACNAUGHTON]



                              September 30, 1996




Lone Star Energy Plant Operations, Inc.
1817 Wood Street
Dallas, TX 75201

Gentlemen:

     We hereby consent to (a) the incorporation by reference in the Registration Statement on Form S-4 of Lone Star Energy Plant Operations, Inc. to be filed on or about September 30, 1996 ("S-4 Registration Statement") of information from our reserves reports as of January 1, 1996, appearing in the Enserch Exploration, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1995 ("Exploration 1995 Form 10-K") and (b) the references to us in the Exploration 1995 Form 10-K and S-4 Registration Statement.

                                       Very truly yours,

                                       /s/ DeGolyer and MacNaughton

                                       DeGOLYER and MacNAUGHTON